Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91029 and 333-97971) of Interphase Corporation of our report dated March 5, 2004 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 17, 2006